STOCK PURCHASE AGREEMENT





                                       for





                         100 PERCENT OF THE COMMON STOCK



                                       of



                            THE SYSTEMS GROUP, INC.,


                                       and



                    SYSTEMS GROUP GOVERNMENT SERVICES, INC.,


                          (Both Delaware Corporations)





                                  By and Among





          R. MICHAEL LAGOW, BRENDA LAGOW, RALPH MUSE AND SHELLEY WHITE

                                    (SELLERS)



                                       and



                        SAFEGUARD SECURITY HOLDINGS, INC.

                                     (BUYER)

                             (A Nevada Corporation)



                    Dated to be effective as of June 30, 2005

                              TABLE OF CONTENTS



ARTICLE I. DEFINITIONS........................................................1
   Section 1.01         Definitions...........................................1
ARTICLE II. PURCHASE AND SALE OF STOCK........................................1
   Section 2.01         Purchase and Sale of Stock............................1
   Section 2.02         Sale of Shares........................................1
ARTICLE III. CONDITIONS TO CLOSING............................................2
   Section 3.01         Conditions Precedent to the Obligations of Buyer......2
      (a)  Delivery of 2004 U.S. tax returns of each Company..................2
      (b)  Delivery of Stock Certificates.....................................2
      (c)  Completion of Exhibits and Schedules...............................2
      (d)  Delivery of Consents and Approvals; Merger of the Company..........2
      (e)  Correctness of Representations and Warranties, Compliance
                                with Agreement................................2
      (f)  Absence of Legal Restraints........................................3
      (g)  Absence of Bankruptcy Proceedings..................................3
      (h)  Absence of Adverse Effect..........................................4
      (i)  Termination of Options to Purchase Shares..........................4
      (j)  Payment of Shareholder Obligations to the Company..................4
      (k)  Delivery of Investment Letters.....................................4
      (l)  Written representation by Shareholders.............................4
      (m)  Receipt of other documents.........................................4
   Section 3.02         Conditions Precedent to the Obligations of the
                                Shareholders..................................4
      (a)  Payment of the Purchase Price......................................4
      (b)  R. Michael Lagow Employment Agreement..............................5
      (c)  Completion of Exhibits and Schedules...............................5
      (d)  Correctness of Representations and Warranties, Compliance
                                with Agreement................................5
      (e)  Receipt of other documents.........................................5
      (f)  Delivery of Consents and Approvals.................................5
      (g)  Supplemental Information...........................................5
   Section 3.03         Closing...............................................6
ARTICLE IV. PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS.....................6
   Section 4.01         Purchase Price........................................6
   Section 4.02         Payment of the Purchase Price.........................6
   Section 4.03         Closing Balance Sheet.................................6
   Section 4.04         The Notes.............................................7
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS.................7
   Section 5.01         Ownership of the Company and Qualification............7
      (a)  The Company--Organization..........................................7
      (b)  The Company--Evidence of Good Standing and Existence...............8
   Section 5.02         Capitalization........................................8
   Section 5.03         Ownership of Shares...................................8

   Section 5.04         Authorization and Binding Effect......................9
   Section 5.05         Corporate Records of Stock Ownership..................9
   Section 5.06         Subsidiaries, Affiliates and Joint Ventures...........9
      (a)  No Subsidiaries....................................................9
      (b)  Affiliates.........................................................9
      (c)  Joint Ventures and Partnerships....................................9
   Section 5.07         Insider Transactions.................................10
      (a)  Company Obligations...............................................10
      (b)  Office Leases.....................................................10
      (c)  Shareholder Obligations...........................................10
      (d)  Powers of Attorney................................................10
   Section 5.08         Conflicts, Required Filings and Consents.............10
      (a)  Conflicts.........................................................10
      (b)  Required Filings and Consents.....................................11
      (c)  Public Reporting Obligations......................................11

   Section 5.09         Licenses, Permits and Eligibility....................11
      (a)  Licenses and Permits..............................................11
   Section 5.10         Personal Property of the Company.....................11
      (a)  Title to Tangible Personal Property...............................12
      (b)  Owned Personal Property...........................................12
      (c)  Leased Personal Property..........................................12
      (d)  Operating Condition...............................................12
   Section 5.11         Accounts Receivable..................................12
   Section 5.12         Trade names and Intellectual Property Rights.........12
   Section 5.13         Bank Accounts........................................13
   Section 5.14         Section 5.14 Mortgage Loans..........................13
   Section 5.15         Owned and Leased Real Property.......................13
   Section 5.16         Environmental Matters................................13
   Section 5.17         Financial Statements.................................14
   Section 5.18         Employment Matters...................................14
      (a)  Employee Census...................................................14
      (b)  Wages and Benefits................................................14
      (c)  Employee and Director Contracts...................................14
      (d)  Employee Benefit Plans............................................15
      (e)  Qualification of Plans............................................15
      (f)  Prohibited Transactions...........................................16
      (g)  Compliance with Law...............................................16
   Section 5.19         Contracts of the Company.............................16
      (a)  Insurance.........................................................16
      (b)  Agreements Restricting Competition................................16
      (c)  Letters of Intent.................................................17
      (d)  Equipment Leases..................................................17
      (e)  Other Contracts and Agreements....................................17
      (f)  General Representation and Warranty...............................17
   Section 5.20         Taxes................................................18

      (a)  Filing of Returns and Payment of Taxes............................18
      (b)  Reserves for Taxes................................................18
      (c)  Filing of Returns.................................................18
   Section 5.21         Litigation and Judgments.............................19
      (a)  Litigation........................................................19
      (b)  No Orders, Judgments or Decrees...................................19
   Section 5.22         Absence of Certain Changes, Events and Conditions....19
      (a)  Changes in Operations.............................................19
      (b)  Operation in Ordinary Course......................................19
   Section 5.23         Brokers..............................................20
   Section 5.24         Full Disclosure......................................20
   Section 5.25         No Solicitations.....................................21
   Section 5.26         Representations with Respect to Buyer's Shares.......21
      (a)  Restriction on Shares.............................................21
      (b)  Accredited Investor...............................................22
ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF THE BUYER......................22
   Section 6.01         Funds................................................22
   Section 6.02         The Buyer............................................23
   Section 6.03         [INTENTIONALLY OMITTED]..............................23
   Section 6.04         Authorization........................................23
   Section 6.05         Binding Effect.......................................23
   Section 6.06         Buyer's Capitalization and Shares....................23
   Section 6.07         Registration Rights with Respect to the Buyer's
                                Shares.......................................23
      (a)  Definitions.......................................................23
      (b)  Registration Rights...............................................24
      (c)  Shareholders Cooperation..........................................26
      (d)  Expenses..........................................................26
      (e)  Indemnification and Contribution..................................26
   Section 6.08         Cooperation with Shareholders........................29
   Section 6.09         Pull-Along Sale Rights...............................29
ARTICLE VII. ADDITIONAL AGREEMENTS...........................................29
   Section 7.01         Conduct of Business by the Company Pending
                                the Closing..................................29
      (a)  Preserve Business.................................................29
      (b)  Maintain Insurance................................................30
      (c)  Notice of Suits and Other Proceedings.............................30
      (d)  Accounting Practices..............................................30
      (e)  Acquire Consents and Waivers......................................30
      (f)  Delivery of Supplemental Information..............................30
      (g)  Certificate of Incorporation and By-Laws..........................30
      (h)  Capital Structure.................................................30
      (i)  Dividends and Redemption..........................................31
      (j)  Changes in Compensation...........................................31
      (k)  Filing of Tax Returns and Tax Reports.............................31
   Section 7.02         Access to Information................................31
      (a)  Access............................................................32

      (b)  Confidentiality...................................................32
   Section 7.03         Notification of Certain Matters......................32
   Section 7.04         Further Action; Reasonable Efforts...................32
   Section 7.05         Establishment of Board of Directors..................33
ARTICLE VIII. . INDEMNIFICATION..............................................33
   Section 8.01         Indemnification by the Shareholders..................33
   Section 8.02         Indemnification by the Buyer.........................33
   Section 8.03         Conditions of Indemnification........................34
      (a)  Notification of Claim, Election Period............................34
      (b)  Defense of Third Party Claims by Indemnifying Party...............35
      (c)  Disputed Liability, Defense of Third Party Claims.................35
      (d)  Direct Claims.....................................................36
      (e)  Claims and Disputes...............................................36
      (f)  Payments Of Indemnified Amounts...................................37
      (g)  Limitations on Indemnification....................................38
   Section 8.04         Limitations on Indemnification.......................38
      (a)  Limitations on the Shareholders' Indemnification Obligations......38
      (b)  Limitations on Buyer's Indemnification Obligations................38
ARTICLE IX. TERMINATION, AMENDMENT AND WAIVER................................38
   Section 9.01         Termination..........................................38
   Section 9.02         Effect of Termination................................38
   Section 9.03         Amendment............................................39
   Section 9.04         Waiver...............................................39

Exhibit A


DEFINITIONS

                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") dated to be effective as of June 30, 2005 by and among R. Michael Lagow, Brenda Lagow, Ralph Muse, and Shelley White, residents of Dallas Texas, (herein collectively called the "Shareholders"), and Safeguard Security Holdings, Inc., a Nevada corporation (the "Buyer").

                              W I T N E S S E T H:

         WHEREAS, the Shareholders collectively own all of the shares of the common stock of The Systems Group, Inc., a Delaware corporation ("SGI") and Systems Group Government Services, Inc., a Delaware corporation ("SGGS") (each, a "Company" and collectively, the "Company") constituting 100% of the issued and outstanding common shares of each Company; and

         WHEREAS, BUYER desires to purchase all of the issued and outstanding shares of the Company, and the Shareholders collectively desire to sell all of the Company's issued and outstanding shares to the Buyer in a transaction that qualifies as a tax free exchange of stock pursuant to the terms of Section 368(a)(1)(A) of the Code upon the terms and conditions set forth herein.

         NOW, THEREFORE, for and in consideration for the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I.
                                   DEFINITIONS

Section 1.01      Definitions.

As used in this Agreement the capitalized terms set forth herein shall have the meanings indicated in Exhibit A, unless the context or use indicates another or different meaning.

                                  ARTICLE II.
                           PURCHASE AND SALE OF STOCK

Section 2.01      Purchase and Sale of Stock.

Subject to the terms and conditions hereof and subject to the conditions precedent to Closing set forth in Section 3.01 hereof, the Buyer agrees to purchase from the Shareholders 100% of the issued and outstanding common stock of the Company (the "Shares").

Section 2.02      Sale of Shares.

Subject to the terms and conditions hereof and subject to the conditions precedent to Closing, set forth in Section 3.02 hereof, the Shareholders agree to sell, transfer and convey, at Closing, all of the rights, title and interest in their Shares to Buyer, free and clear of all Encumbrances in a transaction intended by the parties to qualify as a tax free exchange of stock pursuant to
Section 368(a)(1)(A) of the Code.

                                  ARTICLE III.
                              CONDITIONS TO CLOSING

Section 3.01      Conditions Precedent to the Obligations of Buyer.

The obligations of the Buyer to effect the Closing, purchase the Shares and perform its obligations hereunder are and shall be subject to the prior fulfillment of each of the following conditions:

(a)      Delivery of 2004 U.S. tax returns of each Company.

(b)      Delivery of Stock Certificates.

         The Delivery to Buyer, at Closing, of stock certificates evidencing all of the issued and outstanding Shares of stock of the Company, registered in the name of the Buyer or accompanied by stock powers sufficient for transfer thereof to the Buyer (or its designee).

(c)      Completion of Exhibits and Schedules.

         The delivery of all of the Exhibits and Schedules, updated through the Closing Date, required hereunder to be delivered by Sellers.

(d)      Delivery of Consents and Approvals; Merger of the Company.

         Receipt by Buyer, in form and substance satisfactory to Buyer, of all consents, estoppel certificates, approvals, authorizations, waivers, modifications, renewals or replacements to maintain in full force and effect each of the Company's contracts, licenses, franchises, leases or other material agreements set forth on the Schedules hereto or otherwise required for the operation of the business of the Company as conducted on the date of this Agreement or contemplated by the transactions hereunder. Additionally, the Shareholders shall have caused SGI and SGGS to merge.

(e)      Correctness of Representations and Warranties, Compliance with
         Agreement.

         Except for changes permitted or contemplated hereby or consented to by the Buyer and except for matters waived or consented to by the Buyer pursuant to Section 9.04 hereof:

         (i) the representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, and

         (ii) all of the agreements contained in this Agreement to be performed or complied with by the Shareholders, at or before the Closing, shall have been performed or complied with in all material respects.

(f)      Absence of Legal Restraints.

         There shall have been no order or preliminary or permanent injunction entered in any action or proceeding before any court or governmental, administrative or regulatory authority or agency, or no other action taken, or statute, rule, regulation, legislation, interpretation, judgment or order enacted, entered, enforced, promulgated, amended, issued or deemed applicable to the Buyer, the Company or the Shareholders, by any legislative body, court, government or governmental, administrative or regulatory authority or agency which shall have remained in effect and which shall have had the effect of:

         (i) making illegal, delaying or otherwise directly or indirectly restraining or prohibiting or making more costly the purchase of the shares by the Buyer as contemplated hereby, or the consummation of the transactions hereunder;

         (ii) prohibiting or limiting the ownership or operation by the Buyer of the Company or of all or any material portion of the business or assets of the Company, or compelling the Company to dispose of or hold separate all or any portion of the business or assets of the Company as a result of the transactions hereunder;

         (iii) imposing or confirming limitations on the ability of the Buyer or any of its Affiliates to exercise full rights of ownership of any of the Shares, including, without limitation, the right to vote any Shares acquired by the Buyer pursuant hereto; or

         (iv) having an Adverse Effect on the Company, taken as a whole. There shall not be pending or threatened before any court or governmental, administrative or regulatory authority or agency, any action or proceeding instituted by any governmental, administrative or regulatory authority that seeks to have any of the effects specified in this Section.

(g)      Absence of Bankruptcy Proceedings.

         No proceeding shall have been instituted or consented to by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or any substantial part of its property (each such action being a "Bankruptcy Proceeding"), and the Company shall not have taken any corporate action to authorize any Bankruptcy Proceeding.

(h)      Absence of Adverse Effect.

         No fact, event or condition (financial or otherwise) shall have occurred with respect to the Company, which individually or in the aggregate, constitutes an Adverse Effect.

(i)      Termination of Options to Purchase Shares.

         All options to purchase the stock of the Company or any shareholder buy-sell or stock restriction agreements shall be terminated at or prior to the Closing.

(j)      Payment of Shareholder Obligations to the Company.

         On or before the Closing, all shareholder loans, debts or other obligations owed by the Shareholders to the Company shall have been paid in full.

(k)      Delivery of Investment Letters.

         Delivery by each of the Shareholders of Investment letters substantially in form attached hereto as Schedule 3.01.

(l) Written representation by Shareholders that the transaction contemplated herein will not jeopardize, endanger or otherwise negatively impact the Company's contract relationship with TXU.

(m)      Receipt of other documents.

         Receipt by Buyer at or before Closing of such other documents as are required by this Agreement or as the Buyer shall reasonably request.

Section 3.02      Conditions Precedent to the Obligations of the Shareholders.

         The obligations of the Shareholders to effect the Closing, the sale of the Shareholders' Shares and the Shareholders' duties to perform their obligations hereunder are and shall be subject to the prior fulfillment of each of the following conditions:

(a)      Payment of the Purchase Price.

         The payment to the Shareholders of the Purchase Price required to be paid and the delivery by Buyer of the Buyer's Shares at Closing as set forth in Section 4.02 hereof.

(b)      R. Michael Lagow Employment Agreement

         Delivery of an Employment Agreement executed by and between R. Michael Lagow and Safeguard Security Holdings, the form of which is attached hereto as Exhibit B.

(c)      Completion of Exhibits and Schedules.

         Delivery of all of the Exhibits and Schedules, updated through the Closing Date, required hereunder to be delivered by Buyer.

(d)      Correctness of Representations and Warranties, Compliance with
         Agreement.

         Except for changes permitted or contemplated hereby or consented to by the Shareholders and except for matters waived or consented to by the Shareholders pursuant to Section 9.04 hereof:

         (i) the representations and warranties of the Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing, with the same force and effect as if made as of the Closing, and

         (ii) all of the terms of the agreements contained in this Agreement to be performed or complied with by the Buyer, at or before the Closing, shall have been performed or complied with in all material respects.

(e)      Receipt of other documents.

         Receipt by the Shareholders at or before Closing of such other documents as are required by this Agreement or as the Shareholders shall reasonably request.

(f)      Delivery of Consents and Approvals.

         Receipt by Shareholders, in form and substance satisfactory to Shareholders, duly adopted corporate resolutions of Buyer, certified by its corporate secretary, authorizing the transactions contemplated by this Agreement, including, without limitation, the issuance of the Buyer's Shares (as herein defined) to the Shareholders and the execution and delivery of this Agreement and all related documents by an authorized officer of each corporation.

(g)      Supplemental Information.

                                       5
         The Buyer will deliver to Shareholders, at the Closing, supplemental information updating the information set forth in each Schedule of Buyer hereto, so that such Schedules as supplemented by such information, will be true and correct as if the representations and warranties contained therein made as of the date of this Agreement were made, in addition, as of the Closing Date.

Section 3.03      Closing.

         The Closing of the purchase and sale shall take place on July ___ 2005 at the offices of Buyer, 2000 South Dairy Ashford, Suite 350, Houston, Texas 77077, or such other location as the parties may agree, provided that in the event the Closing does not occur on or before July 31, 2005, this Agreement shall terminate and the obligations of the parties shall expire, unless extended in writing by all parties. At the Closing, the parties shall prepare a mutually agreeable Closing Statement reflecting the transfer of funds, adjustments to the Purchase Price and other matters to correctly reflect the transactions at Closing. The Closing Statement shall be attached hereto as Schedule 3.03.

                                  ARTICLE IV.
                  PURCHASE PRICE AND PURCHASE PRICE ADJUSTMENTS

Section 4.01      Purchase Price.

Subject to the terms and limitations of Section 368(a)(i)(A) of the Code, the "Purchase Price" for the exchange of Shares with Buyer shall be Three Million Dollars ($3,000,000).

Section 4.02      Payment of the Purchase Price.

The Purchase Price shall be paid by Buyer to the Sellers as follows:

(a) $500,000 in the form of a forty-five (45) day promissory note (the "Cash Note") the form of which is attached hereto as Exhibit C;

(b) $500,000 in the form of a two (2) year promissory note (the "Long Term Note") the form of which is attached hereto as Exhibit D; and

(c)      1,100,000 shares of Safeguard Common Stock.

Additionally, Buyer shall make available to R. Michael Lagow Safeguard Common Stock Warrants covering 1,000,000 shares ("Home Run Warrants") the form of which is attached hereto as Exhibit E, exercisable if SGI and SGGS combined revenues exceed $16,000,000 for calendar 2006 at $2.00 per share. However, Buyer agrees and acknowledges that R. Michael Lagow shall have the right to have the Home Run Warrants issued into trust at the Closing for the benefit of R. Michael Lagow, subject to reduction and/or forfeiture if the combined revenues of SGI and SGGS fail to equal or exceed the revenue targets as set forth in a substantially like manner as set forth in the warrant form in Exhibit E.

Section 4.03      Closing Balance Sheet.

On or before two (2) days prior to Closing, the Shareholders shall deliver to Buyer a Closing Balance Sheet attached hereto as Schedule 4.03 setting forth the Estimated Net Worth of the Company as of the Closing prepared and audited by the Company's accounting firm, Tom Montgomery, CPA, and prepared in accordance with GAAP. For purposes of this Agreement, Net Worth shall mean the book value of the Company's Assets, less any intangible assets as of the Closing reduced by the book value of the Company's Liabilities (which liabilities shall include all accrued employee wages, commissions and benefits, including without limitation, accrued vacation benefits) and any dividends or other payments to be paid the Shareholders at or prior to Closing.

Section 4.04      The Notes

(a) The Cash Note and the Long Term Note will each carry annual interest at 6% and shall be secured with the assets of the Company. The Cash Note shall be payable in full in forty-five (45) days, and the Long Term Note date will require a $250,000 principal payment on the first anniversary of the Closing Date and a final $250,000 principal payment on the second anniversary of the Closing Date.

(b) The second principal installment of the Long Term Note will be considered insurance against calendar 2006 revenues, whereas so long as revenues do not fall below $8,000,000 there will be no set off against the principal amount of the Long Term Note. By whatever percentage revenues fall short for calendar 2006, the Long Term Note will be reduced by 2X. As an example, a 10% shortfall in revenues will cause a 20% set off against the Long Term Note. (If 2006 Revenues are only $7,925,000, the second principal installment of the Long Term Note would be reduced by $150,000);

(c) Prior to July 15, 2006 the Seller may elect to convert up to $500,000 of the Long Term Note to Convertible Notes at $1.54 per share on a pro rata basis.

                                   ARTICLE V.
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

Each of the Shareholders jointly and severally represent and warrant to Buyer, as of the date hereof and on the Closing Date, that all of the representations and warranties contained herein are true and correct and agree as follows:

Section 5.01      Ownership of the Company and Qualification.

(a)      The Company--Organization.

Each Company is a corporation duly organized, validly existing under the laws of the State of Delaware and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. Each Company is duly qualified as a foreign corporation in Texas. Attached hereto as Schedule 5.01 are:

         (i) a true and complete copy of the Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware; and,

         (ii) a true and complete copy of the By Laws of each Company, certified by the Secretary of the Company, as in effect as of the date of such certification. SGGS has operated under the Texas assumed corporate name "Silver Star Protective Services, Inc." since 2004 and has not received notice of any challenge to its right to use such name since that time, except as set forth on
               Schedule 5.01, and has properly registered its use of such names under Texas law.

(b)      The Company--Evidence of Good Standing and Existence.

Each Company is a corporation in good standing under the laws of the State of Delaware and in the State of Texas in which the Company is qualified as a foreign corporation to transact business. Attached hereto as Schedule 5.01 are:

         (i) a copy of a certificate of good standing from the Secretaries of State of the State of Delaware and Texas evidencing the due organization, valid existence and good standing and, as applicable due qualification, of each Company.

Section 5.02      Capitalization.

The authorized capital stock of each Company consists of: (i) SGI-[200,000] shares of common stock, .01 par value per share, of which [100,000] shares are issued and outstanding, all of which have been duly and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or other similar rights; and (ii) SGGS-[200,000] shares of common stock, .01 par value per share, of which [100,000] shares are issued and outstanding, all of which have been duly and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or other similar rights. Schedule 5.02 sets forth a list of the number of shares of the common stock owned of record and beneficially by the Shareholders. The Company has not authorized, or issued and has no outstanding shares of stock other than those specified above or any securities convertible into or exchangeable for capital stock. The Company has no commitment, agreement or arrangement to authorize or issue any shares of stock other than those specified above or any securities convertible into or exchangeable for capital stock. There are no outstanding contractual obligations of the Shareholders or the Company to repurchase, redeem or otherwise acquire any of the capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

Section 5.03      Ownership of Shares.

The Shareholders have good and valid title to the Shares, free and clear of all liens, claims, charges, or other encumbrances, with full lawful right, power, capacity and authority to sell, assign, transfer and deliver the Shares to Buyer pursuant to this Agreement, to execute and deliver this Agreement, and to consummate the transactions contemplated hereby; and there are no agreements, arrangements, or understandings restricting or otherwise relating to the transfer or voting of the Shares. At the Closing, the Buyer will receive good and valid title to the Shares, free and clear of all liens, claims, charges or other encumbrances of any nature whatsoever.

Section 5.04      Authorization and Binding Effect.

The Shareholders have the full power and authority to execute and deliver this Agreement, the other agreement(s) contemplated hereby to which a Shareholder is a party and to perform the Shareholder's obligations in this Agreement and in each document to which the Shareholder is a party. This Agreement constitutes and each such other document when executed and delivered by a Shareholder, will constitute the legal, valid and binding obligation of each Shareholder enforceable in accordance with its terms and the execution and delivery of this Agreement and the consummation of the transactions contemplated: (i) are permissible under the Certificate of Incorporation and Bylaws of the Company, and (ii) have been duly and validly authorized by all necessary and appropriate corporate action by the Board of Directors and Shareholders, if applicable, of the Company.

Section 5.05      Corporate Records of Stock Ownership.

The stock transfer books and stock ledgers of the Company are true, complete, accurate and up to date, and contain all necessary signatures, and set forth all of the Shares issued, transferred and surrendered. No transfer has been made without surrender of the proper certificate, duly endorsed, and all certificates so surrendered have been duly canceled and are attached thereto.

Section 5.06      Subsidiaries, Affiliates and Joint Ventures.

(a)      No Subsidiaries.

The Company does not directly or indirectly own securities or other ownership interests of any corporation or other entity having ordinary voting power to elect a majority of the board of directors of such corporation or other entity or other persons performing similar functions.

(b)      Affiliates.

Except as set forth on Schedule 5.06 none of the Shareholders has any direct or indirect interest (other than the ownership of less than 1% of the outstanding securities of a publicly held company) in any corporation or business which is involved in or competes with any business conducted by the Company.

(c)      Joint Ventures and Partnerships.

The Company is not a general or limited partner of, or a party to any joint venture with, any other entity, and the Company does not, directly or indirectly, own any interest in any other corporation, partnership, joint venture or other business association or entity.

Section 5.07      Insider Transactions.

(a)      Company Obligations.

Except as set forth in Schedule 5.07 the Company is not indebted to any of the Shareholders, or any director, officer, employee or agent of the Shareholders, or any Affiliate of a Shareholder, except for amounts due as normal salary, wages, or reimbursement of ordinary business expenses, and no director, officer, employee or agent of the Company is indebted to the Company except for ordinary business expense advances.

(b)      Office Leases.

Both parties agree to negotiate new lease terms on those Company offices where one or both of the Shareholders are also landlords. It is agreed that, where applicable, these existing leases will be re-negotiated if determined that they deviate to a significant degree from comparables in the area.

(c)      Shareholder Obligations.

Except as set forth in Schedule 5.07, none of the Shareholders nor any of their Affiliates has any direct or indirect indebtedness to the Company or any direct or indirect interest in any property used by, or relating to, the Company, except through the ownership of the Shares.

(d)      Powers of Attorney.

Set forth in Schedule 5.07 are the names of all persons holding powers of attorney from the Company and copies of such powers of attorney.

Section 5.08      Conflicts, Required Filings and Consents.

(a)      Conflicts.

         To the best of the Shareholders' actual knowledge, the execution and delivery of this Agreement and each other document to which the

         Shareholders are a party do not, and the performance of this Agreement and each other document (including, without limitation, the consummation of the transactions contemplated hereunder) will not:

         (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Shareholders or the Company or by which they or any of their respective properties are bound or affected, or

         (ii) except as set forth in Schedule 5.08 result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Shareholders or the Company pursuant to any agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, permit, insurance policy or other instrument or obligation to which the Shareholders or the Company is a party, or by which the Shareholders or the Company, they or any of their respective properties are bound or affected; or,

         (iii) result in the creation of or impositions of any Lien on the Shares or any asset of the Company.

(b)      Required Filings and Consents.

         To the best of the Shareholders' actual knowledge, the execution and delivery of this Agreement by the Shareholders do not, and the performance of this Agreement by the Shareholders (including, without limitation, the consummation of the transactions contemplated hereunder) will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, on the part of the Shareholders or the Company.

(c)      Public Reporting Obligations.

         The Company does not have presently and has not had in the past any obligation to file annual reports or other documents under the Securities Exchange Act of 1934, as amended, and no such reports have been filed.

Section 5.09      Licenses, Permits and Eligibility.

(a)      Licenses and Permits.

         To the best of the Shareholders' actual knowledge, the Company has obtained all permits, licenses and other authorizations that are required under federal, state and local laws necessary for the lawful conduct of the Company's business. Except as set forth in Schedule 5.09 the execution and delivery of this Agreement and the transactions contemplated hereby, will not result in a default (or give rise to any right of termination, cancellation or acceleration) under any terms, conditions or provisions of any such permit, license or other authorization. To the best of the Shareholders' knowledge the Company is in compliance with all terms and conditions of any and all required permits, licenses and authorizations, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables required by such authorizations. Attached as Schedule 5.09 are copies of all licenses, permits and authorizations held by the Company.

Section 5.10      Personal Property of the Company.

(a)      Title to Tangible Personal Property.

         Except as set forth in Schedule 5.10 the Company has and at the Closing, will have good, indefeasible, marketable and merchantable title, free and clear of all claims and encumbrances of any nature whatsoever, to all tangible personal property, (including, but not limited to, all equipment, furniture, fixtures, inventory, supplies, accounts receivable and other intangible personal properties) reflected in the Closing Balance Sheet (as herein defined) and all fully depreciated items of Tangible Personal Property.

(b)      Owned Personal Property.

         Attached hereto as Schedule 5.10 is a true and complete list of all personal property owned by the Company.

(c)      Leased Personal Property.

         Attached hereto as Schedule 5.10 is a true and complete list of all personal property leased by the Company. Copies of all leases for the Tangible Personal Property set forth in Schedule 5.10 have been delivered to Buyer.

(d)      Operating Condition.

         All of the assets constituting personal property owned or leased by the Company are in good operating condition and repair, ordinary wear and tear excepted, and all machinery, equipment and motor vehicles owned or used by the Company are generally adequate and sufficient for the operation of the Company's business, except for repairs and replacements required in the ordinary course of business.

Section 5.11      Accounts Receivable.

Except as set forth on Schedule 5.11 the Company is the true and lawful owners of its accounts receivable and has good and clear title to each account, free and clear of all Liens and Encumbrances, with the absolute right to transfer any interest therein. To the best of the actual knowledge of the Shareholders, each account receivable is:

         (i) a valid obligation of the account debtor, enforceable in accordance with its terms, and not subject to any set-offs, adverse claims, assessments, defaults, prepayments, defenses and conditions precedent,

         (ii) a true and correct statement of the account of actual services performed for and accepted by such account debtor, and

         (iii) collectible in full through the exercise of usual and customary collection practices in the industry.

Section 5.12      Trade names and Intellectual Property Rights.

Attached hereto as Schedule 5.12 is a list of each trade name or other corporate name used by the Company and a list of all other copyrights, registrations or applications with respect thereto, licenses or other rights with respect thereto owned or used by the Company in the conduct of its business (collectively, the "Intellectual Property) To the best of the Shareholders' actual knowledge, all Intellectual Property is valid, subsisting, unexpired, enforceable and has not been abandoned.

Section 5.13      Bank Accounts.

Attached hereto as Schedule 5.13 are:

         (i) the name and address of each bank or other institution with which the Company has an account relationship or safe deposit box,

         (ii) the name(s) of all persons authorized by the Company to withdraw or borrow funds or to open any safe deposit box, and

         (iii) the number of or other method of identifying each such account or safe deposit box.

Section 5.14      Section 5.14      Mortgage Loans.

There are no Mortgage Loans in the name of the Corporation.

Section 5.15      Owned and Leased Real Property.

The Company does not own any interest in any Real Property, except for its leasehold interests set forth in Schedule 5.15. To the best of the actual knowledge of the Shareholders, all of the buildings, offices and other improvements located upon any Leased Real Property and occupied by the Company are in good repair. To the best of the actual knowledge of the Shareholders, none of the Leased Real Property nor any building, office or other improvement located thereon is subject to condemnation, nor is any such property or improvement in violation of any law or any building, zoning or other ordinance, code or regulation applicable to it. No notice or any advice relating to any Leased Real Property from any governmental body has been served upon the Shareholders, or the Company, which has not been complied with, nor are the Shareholders aware of any contemplated zoning hearing or proceeding with respect to any of the Leased Real Property and occupied by the Company.

Section 5.16      Environmental Matters.

To the best of the Shareholders' actual knowledge, all facilities and property presently leased by the Company have been, and continue to be, operated by the Company in compliance with all applicable Environmental Laws. The Shareholders and the Company have not received notice of any pending or threatened claims, complaint or requests for information with respect to any alleged violation of any Environmental Laws. There have been no releases, as defined under any Environmental Laws, of Hazardous Substances at, on, from or under any property now or previously owned or leased by the Company during the period in which any such property was owned or leased by the Company.

Section 5.17      Financial Statements.

Attached hereto as Schedule 5.17 are the unaudited balance sheets of each Company as of the end of the Company's fiscal years ended December 2003 and 2004, together with the unaudited statement of income of the Company, as well as unaudited current interim statements (herein collectively the Financial Statements). All such Financial Statements and the Closing Balance Sheet are true, accurate and complete in all respects and prepared in accordance with historical principles, consistently applied.

The Company has no obligations, indebtedness or liabilities, contingent or otherwise, other than:

         (i) those disclosed or adequately reserved for in the Closing Balance Sheet,

         (ii)  those expressly described or listed in the Schedules hereto,

         (iii) immaterial obligations, indebtedness or liabilities arising in the ordinary course of its business and not required by generally accepted accounting principles to be recorded in financial statements or notes thereto.

Section 5.18      Employment Matters.

(a)      Employee Census.

         Attached hereto as Schedule 5.18 is a list, as of the date of Closing, of the names and current compensation of all of the officers and employees of the Company, the date of each such individual's first date of employment with the Company, the position held by each such individual, such individual's status as a salaried or hourly employee or commissioned agent and the date of the last change in compensation for each such individual. The Company does not employ any agents or independent contractors receiving regular compensation.

(b)      Wages and Benefits.

         Except as set forth on Schedule 5.18 attached hereto, no bonuses, additional compensation or other forms of compensation or benefits (including, but not limited to, accrued vacation pay, sick pay or other such benefits) are payable by the Company with respect to periods ending on or prior to the Closing Date.

(c)      Employee and Director Contracts.

         Attached hereto as Schedule 5.18 is a true and complete list and description (with true and complete copies delivered to Buyer) of all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical, dental or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements with respect to which the Company is a party (including, without limitation, all director agreements and non competition agreements), with respect to which the Company has any obligation (whether primary or secondary) or which are maintained, contributed to or sponsored by the Company for the benefit of any current or former employee, officer or director of the Company.

         Except as set forth in Schedule 5.18 none of the Contracts provides for or promises retiree medical, dental or life insurance benefits to any current or former employee, officer or director of the Company or their beneficiaries.

(d)      Employee Benefit Plans.

         Attached hereto as Schedule 5.18 is a true and complete list and description of (with true and complete copies delivered to Buyer):

         (i) all employee benefit plans (within the meaning of Section 3(3) of ERISA); and

         (ii) each employee benefit plan for which the Company could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company remains secondarily liable under Section 4204 of ERISA (herein referred to each individually as a "Plan" and collectively, the "Plans").

         Except as contemplated herein, the Company has no express commitment:

         (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement;

         (ii) to enter into any material contract or agreement to provide compensation or benefits to any individual; or (iii) to modify or terminate any Plan, other than with respect to a modification or termination required by ERISA or the Code or this Agreement.

(e)      Qualification of Plans.

         Each Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS after 1985 providing that it is so qualified and each trust established in connection with any Plan that is intended to be exempt from federal income taxation under Section 501(a) of the Code has received a determination letter from the IRS after 1985 providing that it is so exempt and no fact or event has occurred since the date of such determination letter that could adversely effect the qualified status of any such Plan or the exempt status of any such trust. None of the Plans is subject to the laws of any jurisdiction outside of the United States.

(f)      Prohibited Transactions.

         There has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan. The Company has not incurred nor is it expected to incur any liability for any tax arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code. None of the employees of the Company currently participates in, or, within the five years preceding the date hereof, has participated in, a Plan subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred nor is it expected to incur any liability under, arising out of or by operation of Title IV of ERISA or Section 412 of the Code. No complete or partial termination has occurred within the five years preceding the date hereof with respect to any Plan. None of the assets of the Company is, or is expected to be, the subject of any lien arising under Section 302(f) of ERISA or Section 412(n) of the Code. The Company has not been, nor is it expected to be, required to post any security under Section 307 of ERISA or Section 401(a)(29) of the Code.

(g)      Compliance with Law.

         Each Plan is now and has been operated in all respects in accordance with the requirements of all applicable laws (including, without limitation, ERISA and the Code) and with the requirements of the terms of such Plan. All employer contributions, premiums, payments or amounts required to be made, paid or accrued with respect to any Plan have been made, paid or accrued on or before their due dates.

Section 5.19      Contracts of the Company.

(a)      Insurance.

         All insurance policies of the Company (a true and complete list of which, with copies supplied to Buyer, is set forth in Schedule 5.19 are in full force and effect and, taken as a whole, are consistent with all requirements of the Company's contracts. The Company will maintain all insurance policies in force, and will pay all premiums due with respect to such policies through the Closing Date. To the best of the knowledge of the Shareholders, there are no circumstances, existing, which would enable such insurers to avoid liability under the policies issued by them. There are no pending claims against such insurance policies of the Company as to which the insurers have denied liability. There exist no claims under such insurance policies that have not been properly filed by the Company. No insurance company has canceled any policy with the Company during the past 18 months.

(b)      Agreements Restricting Competition.

         Attached hereto as Schedule 5.19 is a list of all contracts, agreements or understandings to which the Company is a party or is in any way bound (or which would bind Buyer as a result of the transactions contemplated in this Agreement) in any way restricting or purporting to restrict competition, whether with specified persons or in specified areas or otherwise.

(c)      Letters of Intent.

         Attached hereto as Schedule 5.19 is a true and complete list of all outstanding letters of intent proposed and/or executed by the Company with respect to the sale, leasing or providing of services by the Company or its affiliates. Complete and accurate copies of all of the Letters of Intent have been delivered to the Buyer.

(d)      Equipment Leases.

         Attached hereto as Schedule 5.19 is a true and complete list of equipment leases proposed or executed by the Company or its Affiliates requiring the Company as Lessor to provide and/or maintain equipment or provide services related to such equipment. Complete and accurate copies of all such Equipment Leases have been delivered to the Buyer.

(e)      Other Contracts and Agreements.

         Attached hereto as Schedule 5.19 is a list of all agreements, contracts, leases, licenses, and commitments, not set forth on any other Schedule to this Agreement. Complete and accurate copies of all such Agreements have been delivered to the Buyer.

(f) General Representation and Warranty with respect to the Company's Contracts. To the best of the Shareholders' actual knowledge, each agreement, contract, lease, license, commitment or instrument to which the Company is a party is in full force and effect and constitutes a legal, valid and binding obligation of the Company and the other parties thereto, and except as set forth in Schedule 5.19 the Company is not in default or breach of (with or without the giving of notice or the passage of time) any such agreement or instrument. The Shareholders are not aware of any third party being in breach of any such agreements and are not aware of an event has occurred which, with the passage of time, would constitute a default or breach under any such agreement. Except as set forth in Schedule 5.19 all such agreements or instruments will be in full force and effect and will constitute legal, valid, and binding obligations of the respective parties thereto after the consummation of the transaction contemplated by this Agreement. Except as set forth in Schedule 5.19 or the other Schedules to this Agreement, the Company is not a party to nor is the Company bound by:

         (i)   any covenant not to compete;

         (ii) any contract or agreement not made in the ordinary course of business; or

         (iii) other financing agreements or leases to which the Company is a party on the date hereof; and

         (iv) any contract or agreement to which the Company or any of their respective assets or businesses is bound or subject which has provided for any indemnity rights to a third party by the Company.

Section 5.20      Taxes.

(a)      Filing of Returns and Payment of Taxes.

         All federal, state and local income and other tax returns (including, without limitation, any and all returns or declarations in respect of income, estimated real property, personal property, sales, use, payroll, privilege and other taxes or impositions) of the Company required to be filed on or before the date hereof have been filed or properly extended; and all taxes shown on said returns or on any assessments received by the Company to be due and payable on or before the date hereof, have been paid. All taxes and assessments required to have been withheld (including, but not limited all withholding taxes due with respect to all employees or independent contractors or others originators of loans or services for the Company) or collected by the Company have been duly withheld and collected, and have been duly paid over to the proper governmental authorities, all as and to the extent prescribed by law. The Company has not been advised of any deficiency claimed or proposed to be claimed against or relating to the Company by any taxing authority which has not been paid, settled or adequately reserved for by the Company; and there are no matters under discussion with any taxing authority which might result in the assessment of additional amounts against or relating to the Company, or any of the assets of the Company. There are no agreements, waivers or other arrangements providing for an extension of time with respect to the filing of any returns or the assessment of any tax or deficiency against or relating to the Company.

(b)      Reserves for Taxes.

         To the best of the Shareholders' actual knowledge, the Company has sufficient reserves for the payment of all unpaid federal, state and local taxes through the Closing Date and for all periods prior thereto, including, without limitation, all taxes, if any, imposed after such date but in respect of any period or periods prior to the Closing Date. The Shareholders have furnished Buyer with true and correct copies of all federal, state and local tax returns of or in respect of the Company as actually filed for the three tax years prior to Closing.

(c)      Filing of Returns.

         All federal and state tax returns required to be filed after the Closing Date shall be prepared and filed or properly extended by the Company. Any taxes of the Company arising from the operations of the Company prior to the Closing Date shall be the responsibility of the Shareholders.

Section 5.21      Litigation and Judgments.

(a)      Litigation.

         Except as set forth in Schedule 5.21 there is no legal proceeding (or governmental investigation) pending before any court or governmental body, or any other duly constituted tribunal, or to the best of the Shareholders' actual knowledge, threatened or in prospect, against or related to the Company, or any of the business or properties thereof. The Company is not in default with respect to any judgment, order, writ, injunction, decree or assessment against it by any court, federal regulatory agency, state attorney general, public service commission, governmental agency, department or instrumentality. To the best of the Shareholders' knowledge, neither the Company nor any of its respective directors, or officers is in violation of or charged, or threatened with any violation of, or under investigation with respect to any violation of, any provision of any federal, state, or local law or administrative rule or regulation relating to any aspect of the business or property of the Company (including, without limitation, any laws, rules, or regulations relating to political contributions or other questionable payments, including payments or remuneration prohibited by RESPA) which give rise to any liability on the part of the Company or have an Adverse Effect upon the business, affairs, or properties of the Company or the transactions contemplated by this Agreement. In addition, Schedule 5.21 sets forth, as of the Closing Date, a list of all claims pending or threatened against the Company by any Person.

(b)      No Orders, Judgments or Decrees.

         The Company is not subject to any Order, judgment or decree, or any other legal restriction, which adversely affects its business or the condition of any of its properties or which would prevent or hinder the transactions contemplated by this Agreement.

Section 5.22      Absence of Certain Changes, Events and Conditions.

(a)      Changes in Operations.

         Since execution of the Letter of Intent, there has not been any change in operations or results of operations of the businesses of the Company having an Adverse Effect.

(b)      Operation in Ordinary Course.

         Since execution of the Letter of Intent the Company has been operated only in the ordinary course. As amplification and not limitation of the foregoing, except as disclosed in Schedule 5.22 made any change in any method of accounting or accounting practice or policy used by the Company, other than such changes required by GAAP that are identified
         Schedule 5.22.

         (i) made any changes in the customary methods of operations of the Company, including practices and policies relating to purchasing, marketing, selling or pricing;

         (ii) failed to maintain the Company's plant, property and equipment in good repair, ordinary wear and tear excepted;

         (iii) issued or sold any of the Company's stock, notes, bonds or other securities, or any option or warrant to purchase the same;

         (iv)  amended or restated the Company's corporate charter or by laws;

         (v) merged with, been merged with, entered into a consolidation with or acquired (by purchase, merger, consolidation, stock acquisition or otherwise) a substantial portion of the assets of any other entity or business of any other corporation, partnership, association or other business entity or any division thereof, or otherwise acquired assets other than in the ordinary course and in accordance with past practice;

         (vi) agreed, whether in writing or otherwise, to take any of the actions specified in this Section 5.22(a) except for those contemplated by this Agreement; or

Section 5.23      Brokers.

No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions hereunder based upon arrangements, made by or on behalf of the Sellers.

Section 5.24      Full Disclosure.

No representation or warranty by the Shareholders in this Agreement or the Schedules hereto contains or, at Closing, will contain any untrue statement of a material fact, or omits or will at Closing omit to state a material fact necessary to make the statements therein not misleading. Each material fact or condition relating to this Agreement, the transactions contemplated hereby and the financial condition, business or property of the Company has been disclosed in writing in this Agreement and the Schedules hereto. All information previously furnished to the Buyer by the Shareholders, and all information to be furnished by the Shareholders, will be true and accurate in all material respects.



Section 5.25      No Solicitations.

Until this Agreement is terminated, the Shareholder's agree not to solicit or initiate (including by way of furnishing any information concerning the business, properties or assets of the Company) discussions, inquiries or proposals, or participate in any negotiation for the purpose, or with the intention, of entering into any agreement or arrangement concerning the acquisition of the shares or the sale of substantially all of the assets of the Company, except in connection with the transactions contemplated herein. Such parties shall immediately advise Buyer of any such inquiry or proposal. The parties further agree not to disclose the existence or contents of this Agreement or the negotiations related hereto without Buyer's prior written consent. The violation of this provision, in whole or in part, shall in addition to any other rights or remedies available to Buyer at law or in equity, which specifically entitle Buyer to injunctive relief to enforce this provision.

Section 5.26      Representations with Respect to Buyer's Shares.

With respect to the Buyer's Shares, each Shareholder, individually, represents and warrants as follows:

(a)      Restriction on Shares.

         The Shareholder recognizes the Buyer's Shares have not been registered under the Securities Act of 1933, as amended (the "Act"), or the securities or "blue sky" laws of any state, and that such Buyer's Shares are therefore "restricted" and may not be transferred except pursuant to a valid registration under the Act, or in a transaction exempt from registration. The Shareholder acknowledges that the certificates representing the Buyer's Shares will bear a legend substantially as follows:

                                SECURITIES LEGEND

         The shares represented by this certificate have not been registered with the State of Nevada or the Securities & Exchange Commission. The shares may not be offered or sold without causing the same to be registered for sale with appropriate regulatory agencies, state and federal, or without a written opinion from counsel to the company that such sale can be made without such registration. The shares of stock represented by this certificate have been acquired for investment and not with a view toward distribution and have not been registered pursuant to the Securities Act of 1933, as amended. These shares may not be sold or transferred in the absence of such registration or without a written opinion of counsel for the Company stating that such registration is not necessary.



The Shareholder recognizes that counsel for Buyer may require an opinion of counsel for the Shareholder or the Shareholder's intended transferee, prior to effecting such transfer, to the effect that such transfer may be made without registration under the Act. Any such opinion would be at the Shareholder's expense or Shareholder's intended transferee's expense.

(b)      Accredited Investor.

         Each Shareholder acknowledges that such Shareholder is an "accredited investor", as that term is defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission, or otherwise financially able to bear the economic risk of loss of the investment, by reason of such Shareholder's income or net worth as set forth in the investment letter attached hereto as Schedule 3.01 and that such Shareholder has substantial experience in making investment decisions of this type.

         The Shareholder has employed competent counsel and executes this Agreement in reliance upon the advice of counsel that the sale and transfer of the Buyer's Shares to such Shareholder is consistent with the aforementioned securities laws. In addition, such Shareholder's counsel has explained to such Shareholder the restrictions upon any transfer of the Buyer's Shares herein purchased and accepted.

         In acquiring the Buyer's Shares, the Shareholder has not relied upon any representation of Buyer or any officer, employee or agent thereof, but has relied in its entirety upon such Shareholder own due diligence investigation of Buyer.

         The Shareholder understands and assumes the risks inherent in the acquisition of shares of Buyer's stock and understands that the value thereof may be adversely affected by general market conditions and adverse corporate developments, including but not limited to inadequate cash flow, interest rate fluctuation, availability of working and expansion capital, the death or disability of key employees, competition and various other financial and business factors, all of which have been considered in the due diligence analysis and investigation of Buyer's and the acceptance of such risks.

                                  ARTICLE VI.
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Shareholders that:

Section 6.01      Funds.

The Buyer will, immediately prior to the Closing or, as applicable, the due date of the Cash Note, have the funds necessary to consummate the purchase of the Shares hereunder (including, without limitation), the funds necessary to satisfy the Cash Note and the Long Term Note.

Section 6.02      The Buyer.

The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, and has the full corporate power and authority to own, lease and operate its properties and carry on its business in all respects as presently owned or conducted. The Buyer is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where it is required to do so. Attached hereto as Schedule
6.02 are: (i) a copy of a certificate of good standing from the Secretary of State of the State of Nevada evidencing the due organization, valid existence and good standing of the Company in the State of Nevada; and, (ii) if applicable, a certificate from the Secretary of State of each foreign jurisdiction where the Company is qualified to transact business evidencing the due organization, valid existence and good standing of the Company in such foreign jurisdiction.

Section 6.03               [INTENTIONALLY OMITTED].



Section 6.04      Authorization

The execution and delivery by the Buyer. of this Agreement and each document to which Buyer is a party and the performance by Buyer of its obligations hereunder are with respect to Buyer: (i) within its corporate powers; (ii) not in violation of any provision of its charter or by-laws; (iii) do not violate any provision of law applicable to Buyer or to any agreement to which it is a party; and (iv) do not result in the creation of or imposition of any Lien on any asset of any Buyer. The Buyer has taken all necessary corporate action to authorize the issuance of the Buyer's Shares to the Shareholders. Copies of the Resolution of the Board of Directors of Buyer are attached hereto as Schedule 6.04.

Section 6.05      Binding Effect.

The execution and delivery of this Agreement and each document required hereunder constitutes a legal and binding obligation of Buyer, enforceable in accordance with its terms.

Section 6.06      Buyer's Capitalization and Shares.

The authorized capital stock of Buyer consists of: [_____________] shares of common stock, [____] par value per share, of which [__________] shares are issued and outstanding, all of which have been duly and validly issued, are fully paid and non-assessable, and are not subject to any preemptive or other similar rights. The Buyer's Shares to be delivered at Closing shall be delivered free and clear of all liens, claims, charges or other encumbrances of any nature whatsoever.

Section 6.07      Registration Rights with Respect to the Buyer's Shares.

(a)      Definitions.

         As used in this Section 6.07, the following terms have the meanings indicated.

         (i) "Commission" means the Securities and Exchange Commission or any other agency at the time administering the Securities Act.

         (ii) "Person" will be broadly construed to include any individual, entity, corporation, partnership, joint venture, association, joint stock company, trust, or unincorporated organization.

         (iii) "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the rules promulgated thereunder, and the declaration or ordering of the effectiveness of such registration statement.

         (iv) "Registrable Common Stock" means the Buyer's Shares acquired by Shareholders pursuant to this Agreement and any securities issued in respect of the Buyer's Shares.

         (v) "Registrant" means the Buyer or its successor by merger, consolidation, share exchange, sale of all or substantially all of its assets, or similar transaction.

(b)      Registration Rights.

         Within ninety (90) days from the Closing or within thirty (30) days following the date that Buyer's auditors deliver to Buyer audited financial statements of the Company, in form and substance in compliance with the Securities Act of 1933 and the Securities Exchange Act of 1934 with respect to the Registrable Shares, whichever occurs earlier, the Buyer will, upon the request of the Shareholders and if required, under applicable law for the Registrable Shares to be sold by the Shareholders, file a registration statement under the Securities Act in accordance with the following procedures:

         (i) prepare and file with the Commission a registration statement with respect to the Registrable Common Stock and use its reasonable best efforts to cause such registration statement to become effective and promptly notify Shareholders: (i) when such registration statement becomes effective; (ii) when a post effective amendment to such registration statement becomes effective; and (iii) of any request by the Commission for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

         (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement for a period of not less than 90 days after the effective date of such registration statement to the extent necessary to permit the completion of the sale or distribution of the Registrable Common Stock within such period, provided, that if the Registrant takes any action with respect to the acquisition of the stock or assets of any business entity that would require the Registrant to amend any prospectus included in a registration statement by including financial statements that conform to the requirements of Regulation S X promulgated by the Commission, Shareholders will suspend the offering or sale of the Registrable Common Stock for a period not to exceed 45 days so that the Registrant may prepare such financial statements (which the Registrant will prepare as promptly as possible) and the 90 day period referred to above in this Section will be extended for a period equivalent to such delay;

         (iii) furnish to Shareholders, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as Shareholders may reasonably request in order to facilitate the disposition of the Registrable Common Stock being offered by Shareholders;

         (iv) use its reasonable best efforts to cause the Registrable Common Stock covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of Registrant to enable Shareholders to consummate the disposition of such Registrable Common Stock;

         (v) during the period when the registration statement is required to be effective, notify Shareholders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, including, without limitation, any "bad boy", cease and desist" orders or similar negative or derogatory issues of the Buyer and its officers and directors (it being represented and warranted hereby to the Shareholders that no such issues exist as of the Closing and understood by the Buyer that such representation and warranty is material to the intent of the Shareholders hereunder) and Registrant will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Common Stock, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

         (vi) in the event that such sale is pursuant to an underwritten offering, enter into an underwriting agreement containing customary terms; and

         (vii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission.

(c)      Shareholders Cooperation.

         In connection with each registration effected pursuant to this Section 6.07, the Shareholders agree:

         (i) to timely furnish the Registrant with such information regarding Shareholders and the proposed sale and distribution of the Registrable Stock as the Registrant may reasonably request;

                                     26
         (ii) to execute and perform their obligations under any underwriting agreement with customary terms and conditions acceptable to Shareholders entered into by the Purchaser in connection with the registered offering; and

         (iii) during any period during which the Registrant is required to prepare an amendment or supplement to any registration statement or prospectus, to suspend offers and sales pursuant thereto until such amendment or supplement becomes effective.

(d)      Expenses.

         The Registrant will bear all expenses of any registration effected pursuant to this Section 6.07, except that Shareholders will pay (a) underwriting discounts and commissions with respect to any shares sold by Shareholders, (b) fees and expenses of Shareholders' counsel and (c) blue sky filing and legal fees related to states in which registration or qualification is undertaken solely as a result of Shareholders' request.

(e)      Indemnification and Contribution.

         (i) In the case of any offering registered pursuant to this Article, the Registrant agrees to indemnify and hold Shareholders, each underwriter of Registrable Common Stock under such registration and each Person who controls any of the foregoing within the meaning of Section 15 of the Securities Act, harmless against any and all losses, claims, damages or liabilities to which they or any of them may become subject under the Securities Act or any other statute or common law or otherwise, and to reimburse them, promptly upon request, for any legal or other expenses reasonably incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon (a) any untrue statement or alleged untrue statement of a material fact contained in the registration statement relating to the sale of such Registrable Common Stock, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (b) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus (as amended or supplemented if the Registrant shall have filed with the Commission any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement, or contained in the prospectus (as amended or supplemented if the Registrant shall have filed with the Commission any amendment thereof or supplement thereto), or the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section shall not apply to such losses, claims, damages, liabilities or actions that shall arise from the sale of Registrable Common Stock if such losses, claims, damages, liabilities or actions shall arise out of or shall be based upon any such untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Registrant by Shareholders or any such underwriter specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto.

         (ii) In the case of each offering registered pursuant to this Article, the Shareholders and each underwriter participating therein shall agree in the same manner and to the same extent as set forth in
               Section 6.07(e)(1) hereof severally to indemnify and hold harmless the Registrant, and each person, if any, who controls the Registrant within the meaning of Section 15 of the Securities Act, and the directors and officers of the Registrant with respect to any statement in or omission from such registration statement or any preliminary prospectus (as amended or as supplemented, if amended or supplemented as aforesaid), if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to the Registrant by Shareholders or such underwriter, respectively, specifically for use in connection with the preparation of such registration statement or any preliminary prospectus or prospectus contained in such registration statement or any such amendment or supplement.

         (iii) Each party indemnified under this Section 6.07 shall, promptly after receipt of notice of the commencement of any action against such indemnified party in respect of which indemnity may be sought hereunder, notify the indemnifying party in writing of the commencement thereof. The omission of any indemnified party to so notify an indemnifying party of any such action shall not relieve the indemnifying party from any liability in respect of such action which it may have to such indemnified party on account of the indemnity agreement contained in this Section, unless and to the extent the indemnifying party was prejudiced by such omission, and in no event shall relieve the indemnifying party from any other liability which it may have to such indemnified party. In case any such action shall be brought against any indemnified party and it shall notify an indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may desire, jointly with any other indemnifying party similarly notified, to assume the defense thereof, and the indemnifying party shall not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, other than reasonable costs of investigation (unless such indemnified party reasonably objects to such assumption on the grounds that there may be defenses to it which are different from or in addition to such indemnifying party, in which event the indemnified party shall be reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel).

         (iv) If the indemnification provided for in this Section is unavailable to an indemnified party in respect of any losses, claims, damages or liabilities referred to herein, then each indemnifying party under any paragraph of this Section, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of such indemnified party on the one hand and the indemnifying parties on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnified party and the indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, defending or settling any such action or claim.

Section 6.08      Cooperation with Shareholders.

The Buyer shall fully cooperate with the Shareholders and the Company to facilitate tax free exchange treatment for the Shares in accordance with Section 368(a)(1)(A) of the Code.

Section 6.09      Pull-Along Sale Rights.

If the existing majority shareholders of the Buyer (the "Majority Shareholders") desire to sell their Stock in a bona fide sale to a third party that is not an affiliate of the Buyer or such Majority Shareholder(s), then the Majority Shareholders shall be obligated to sell all of the Buyer Shares then held by the Shareholders in such sale (a "Pull-Along Sale"); provided, however, that not less than thirty (30) days prior to the date such Pull-Along Sale is to take place the Majority Shareholder(s) desiring to consummate such sale shall deliver a written notice (the "Pull-Along Sale Notice") to the Buyer and each of the remaining Shareholders, specifying that a Pull-Along Sale is to take place, the identity of the prospective purchaser and the terms of the proposed Pull-Along Sale. On the Pull-Along Sale Date, at the time and place designated in the Pull-Along Sale Notice, each of the Shareholders shall deliver to the purchaser certificates representing the Buyer Shares then held by them, each such certificate to be property endorsed for transfer, against payment therefor by certified check or wire transfer of immediately available funds to such accounts as each of the Shareholders shall specify in a written notice to such purchaser at least three (3) days prior to such Pull-Along Sale Date. All Buyer Shares sold or transferred by the Shareholders with respect to a Pull-Along Sale will be sold or transferred in a single closing on the terms described in such Pull-Along Sale Notice, and each such Buyer Share will receive the same per share consideration as similar shares of stock sold by the electing Majority Shareholders.

                                  ARTICLE VII.
                              ADDITIONAL AGREEMENTS

Section 7.01      Conduct of Business by the Company Pending the Closing.

Except as contemplated by this Agreement, the Shareholders covenant and agree that, during the period between the date of this Agreement and through and including the Closing Date, unless the Buyer shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Shareholders, and the Company shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. In furtherance of the foregoing and not by way of limitation, the Shareholders further agree to use their best efforts so that:

(a)      Preserve Business.

         The Company uses its best efforts to preserve the business of the Company; to keep available for Buyer the services of the present employees and agents of the Company in the event that Buyer elects at the Closing to retain the services of any or all of such employees, and to preserve for Buyer the good will of suppliers, customers and others having business relations with it; the Company will use its best efforts to serve its respective customers in an efficient manner and to retain its customers;

(b)      Maintain Insurance.

         The Company will maintain in full force and effect all policies of insurance now in effect, or renewals thereof, and will give all notices and present all claims under all policies of insurance in due and timely fashion;

(c)      Notice of Suits and Other Proceedings.

         Buyer shall be promptly advised of the commencement of any suit, action, proceeding or investigation affecting the Company and any of its assets (whether or not covered by insurance) or any tax audit or assessment or proposed audit or assessment with respect to such corporation;

(d)      Accounting Practices.

         No change will be made in the accounting procedures, practices or methods applicable to or used by the Company.

(e)      Acquire Consents and Waivers.

         The Shareholders will obtain, at their own expense, all waivers, consents and modifications of the nature referred to in Section 5.08.

(f)      Delivery of Supplemental Information.

         The Shareholders will deliver to Buyer, at the Closing, supplemental information updating the information set forth in each Schedule hereto, so that such Schedules as supplemented by such information, will be true and correct as if the representations and warranties contained therein made as of the date of this Agreement were made, in addition, as of the Closing Date.

(g)      Certificate of Incorporation and By-Laws.

         No change will be made in the Certificate of Incorporation or By Laws of each Company, except to reflect an amendment of the authorized capital to 200,000 shares.

(h)      Capital Structure.

         Except as set forth above, no change will be made in the authorized or issued stock of the Company nor shall any rights, warrants, options or commitments relating thereto, be granted, issued or exercised; no change will be made in the beneficial or record ownership of the stock or in the outstanding stock of the Company; nor shall any agreement be entered into in respect of the stock or any outstanding stock of the Company or for the grant of any options, warrants, rights, commitments or security interests relating to the stock or such outstanding stock of the Company, with the exception of the contemplated merger of SGI and SGGS prior to Closing.

(i)      Dividends and Redemption.

         Except as set forth in the Closing Balance Sheet, no dividend or other distribution or payment will be declared or paid on or in respect of the Shares, or any outstanding stock of the Company, nor will any of the Shares, or any outstanding stock, of the Company be directly or indirectly redeemed, retired, purchased or otherwise acquired.

(j)      Changes in Compensation.

         No increase will be made in the compensation or rate of compensation or commission payable or to become payable by the Company to its employees earning Twenty Thousand Dollars ($20,000.00) or more per annum; nor will any employee be hired at a salary in excess of Twenty Thousand Dollars ($20,000.00) per annum. No contract will be entered into to hire or to continue the employment of any employee; no collective bargaining or union agreement will be entered into or be amended, modified or changed in any respect; nor shall any bonus, profit sharing or other extraordinary compensation be paid by the Company or any employee benefit plan, agreement or arrangement be adopted or entered into or be amended, modified or changed in any respect.

(k)      Filing of Tax Returns and Tax Reports.

         Each Company has filed, or as applicable, will duly and timely file all reports or returns required to be filed with federal, state, local and other authorities and will promptly pay all federal, state and local taxes, assessments and governmental charges levied or assessed upon the Company or any of its properties or upon any part thereof (other than any being contested in good faith for which adequate reserves are created); and will duly observe and conform to all lawful requirements of any governmental authority and to all terms and conditions upon or under which any properties are held or operated by it. Any change in the accounting methods, elections or filing status or other material matters related to the filing of any tax returns shall be approved by Buyer, in writing prior to the filing of such return.

Section 7.02      Access to Information.

(a)      Access.

         From the date hereof to the Closing Date, the Shareholders shall, and shall cause the Company, and its officers, directors, employees, auditors and other agents to, afford the Buyer and its auditors, employees, and other agents reasonable access, at all reasonable times, to the officers, employees, agents, properties, offices, and other facilities of the Company and to all books and records, and shall furnish the Buyer with all financial, operating and other data and information with respect to the business and properties of the Company as the Buyer, through its employees or agents, may reasonably request.

         Additionally, from the Closing Date until such time as the Cash Note and the Long Term Note are paid in full, the Buyer shall, and shall cause the Company, and its officers, directors, employees, auditors and other agents to, afford the Sellers and its auditors, employees, and other agents reasonable access, at all reasonable times, to the officers, employees, agents, properties, offices, and other facilities of the Company and to all books and records, and shall furnish the Sellers with all financial, operating and other data and information with respect to the business and properties of the Company as the Sellers, through its employees or agents, may reasonably request. No investigation pursuant to this Section 7.02 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

(b)      Confidentiality.

         All information furnished by the Shareholders and the Company hereunder shall be treated as the property of the Shareholders until consummation of the transactions hereby, and, if such transactions shall not occur and the Shareholders and the Company are not in default hereunder, Buyer shall return to the Shareholders all documents or other materials containing information of supplied hereunder and shall keep such information confidential and shall not use such information for any competitive purpose.

Section 7.03      Notification of Certain Matters.

The Shareholders shall give prompt notice to the Buyer of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate; and (ii) any failure of the Shareholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied hereunder.

Section 7.04      Further Action; Reasonable Efforts.

Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereunder.

Section 7.05      Establishment of Board of Directors

Upon closing, a Board of Directors will be established for the Company. The Board will consist of up to seven (7) Directors who will oversee the operations of the Company and report, periodically, to the Board of Safeguard. In addition to the Shareholders, the Board will be comprised of the new President of SGI. The Board will remain in existence so long as any Shareholder's note is outstanding.

                                ARTICLE VIII. .
                                 INDEMNIFICATION

Section 8.01      Indemnification by the Shareholders.

The Shareholders jointly and severally covenant and agree that, notwithstanding the Closing, the delivery of any instruments of conveyance, and any liquidation or dissolution of the Company, and regardless of any investigation at any time made by or on behalf of Buyer or of any information Buyer may have in respect thereof, the Shareholders, jointly and severally will indemnify, hold harmless and defend, from, for and against any loss, damage, liability, deficiency or claim (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay Buyer, the Company, and its affiliates on demand, the full amount of any sum which the Buyer, the Company, and their affiliates may pay or become obligated to pay on account of:

         (i) any material inaccuracy in any representation or the breach of any warranty made by any Shareholders or the Company hereunder;

         (ii) any failure of any Shareholders or the Company duly to perform or observe any material term, provision, covenant, agreement or condition hereunder on the part of the Shareholders or the Company to be performed or observed;

         (iii) any debt, expense, claim, litigation or other action of any nature arising out of any act performed, or transactions entered into by the Shareholders or the Company prior to the Closing and asserted against the Buyer or the Company, including, but not limited to the claims against the Company set forth on Schedule 5.22;

         (iv) any income, payroll, franchise and excise tax or other tax liability of the Company or the Shareholders for periods prior to the Closing unless such tax liabilities are specifically reserved for in the Closing Balance Sheet. In addition to its other remedies hereunder, Buyer shall have the right to set-off any claim arising hereunder against any amounts due the Shareholders by the Company or the Buyer at or subsequent to Closing. Each such Damage Claim is referred to herein as a "Buyer's Indemnified Loss".

Section 8.02      Indemnification by the Buyer.

The Buyer covenants and agrees that, notwithstanding the Closing, the delivery of any instruments of conveyance, and any liquidation or dissolution of the Company, and regardless of any investigation at any time made by or on behalf of the Shareholders or of any information Shareholders may have in respect of the Buyer, the Buyer will indemnify, hold harmless and defend, from, for and against any loss, damage, liability, deficiency or claim (including without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action, investigation or other proceeding) arising out of or resulting from, and will pay the Shareholders, on demand, the full amount of any sum which the Shareholders may pay or become obligated to pay on account of (i) any inaccuracy in any representation or the breach of any warranty made by the Buyer; (ii) any failure of the Buyer duly to perform or observe any material term, provision, covenant, agreement or condition hereunder on the part of the Buyer to be performed or observed; (iii) any debt, expense, claim, litigation or other action of any nature arising out of any act performed, or transactions entered into by the Buyer subsequent to the Closing and asserted against the Shareholders, in their capacities as former Shareholders of the Company. In addition, the Shareholders shall have the right of set-off any claim arising hereunder against any amounts due from the Shareholders to the Company or the Buyer at or subsequent to Closing. Each such Damage Claim is referred to herein as a "Shareholders Indemnified Loss".

Section 8.03      Conditions of Indemnification.

All claims for indemnification under this Agreement shall be asserted and resolved as follows:

(a)      Notification of Claim, Election Period.

         A party claiming indemnification under this Agreement (an "Indemnified Party") shall promptly (i) notify the party from whom indemnification is sought (the "Indemnifying Party") of any third party claim or claims asserted against the Indemnified Party ("Third Party Claim ) that could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnified Party a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party Claim, a copy of all papers served with respect to that claim (if any), an estimate of the amount of damages attributable to the Third Party Claim to the extent feasible (which estimate shall not be conclusive of the final amount of that claim) and the basis for the Indemnified Party's request for indemnification under this Agreement. Except as set forth in Section 8.01, the failure to promptly deliver a Claim Notice shall not relieve the Indemnifying Party of its obligations to the Indemnified Party with respect to the related Third Party Claim except to the extent that the resulting delay is materially prejudicial to the defense of that claim. Within 15 days after receipt of any Claim Notice (the "Election Period"), the Indemnifying Party shall notify the Indemnified Party (i) whether the Indemnifying Party disputes its potential liability to the Indemnified Party under this Section 8.01 with respect to that Third Party Claim, and (ii) if the Indemnifying Party does not dispute its potential liability to the Indemnified Party with respect to that Third Party Claim, whether the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against that Third Party Claim.

(b)      Defense of Third Party Claims by Indemnifying Party.

         If the Indemnifying Party does not dispute its potential liability to the Indemnified Party and notifies the Indemnified Party within the Election Period that the Indemnifying Party elects to assume the defense of the Third Party Claim, then the Indemnifying Party shall have the right to defend, at its sole cost and expense, that Third Party Claim by all appropriate proceedings which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party in accordance with this Section 8.03(b), and the Indemnified Party will furnish the Indemnifying Party with all information in its possession with respect to that Third Party Claim and otherwise cooperate with the Indemnifying Party in the defense of that Third Party Claim; provided, however, that the Indemnifying Party shall not enter into any settlement with respect to any Third Party Claim that purports to limit the activities of or otherwise restrict in any way, any Indemnified Party or any affiliate of any Indemnified Party without the prior consent of that Indemnified Party (which consent may be withheld in the sole discretion of that Indemnified Party). The Indemnified Party is hereby authorized at the sole cost and expense of the Indemnifying Party, to file, during the Election Period any motion, answer or other pleadings that the Indemnified Party shall deem necessary or appropriate to protect its interests or those of the Indemnifying Party. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this
         Section 8.03(b) and will bear its own costs and expenses with respect to that participation; provided, however, that if the named parties to any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party, and the Indemnified Party has been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party may employ separate counsel at its own expense (which expense may be included in the claim for indemnification) and, on its written notification of that employment, the Indemnifying Party shall not have the right to assume or continue the defense of such action on behalf of the Indemnified Party.

(c)      Disputed Liability, Defense of Third Party Claims.

         If the Indemnifying Party (i) within the Election Period (a) disputes its potential liability to the Indemnified Party under this Article VIII, (b) elects not to defend the Indemnified Party pursuant to
         Section 8.03(c) or (c) fails to notify the Indemnified Party that the Indemnifying Party elects to defend the Indemnified Party pursuant to
         Section 8.03(c) or (ii) elects to defend the Indemnified Party pursuant to Section 8.03(c), but fails diligently and promptly to prosecute or settle the Third Party Claim, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party (if the Indemnified Party is entitled to indemnification hereunder), the Third Party Claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled. The Indemnified Party shall have full control of such defense and proceedings. Notwithstanding the foregoing, if the Indemnifying Party has delivered a written notice to the Indemnified Party to the effect that the Indemnifying Party disputes its potential liability to the Indemnified Party under this Article VIII and if that dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party shall not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this
         Section 8.03, or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party shall reimburse the Indemnifying Party in full for all reasonable costs and expenses of such litigation. The Indemnifying Party may participate in, but not control, any defense or settlement controlled by the Indemnified Party pursuant this Section 8.03(c) and the Indemnifying Party shall bear its own costs and expenses with respect to that participation.

(d)      Direct Claims.

         In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder that does not involve a Third Party Claim, the Indemnified Party shall transmit to the Indemnifying Party a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of Damages attributable to that claim to the extent feasible (which estimate shall not be nonexclusive of the final amount of that claim) and the basis of the Indemnified Party's request for indemnification under this Agreement. If the Indemnifying Party does not notify the Indemnified Party within 15 days from its receipt of the Indemnity Notice that the Indemnifying Party disputes the claim specified by the Indemnified Party in the Indemnity Notice that claim shall be deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has timely disputed that claim as provided above, that dispute shall be resolved in accordance with the mediation and arbitration procedure set forth below.

(e)      Claims and Disputes.

         Claims, disputes or other matters arising out of or relating to this Agreement or breach thereof shall be subject to and decided by mediation or arbitration. Such mediation or arbitration shall be conducted in accordance with the Arbitration Rules of the American Arbitration Association currently in effect.

         (i) Mediation. In addition to and prior to arbitration, the parties shall endeavor to settle disputes by mediation. Demand for mediation shall be filed in writing with the other party to this Agreement and with the American Arbitration Association office located in Dallas, Texas, which shall be the site of any such proceeding. A demand for mediation shall be made within a reasonable time after the claim dispute or other matter in question has arisen or as specified in accordance with the proceeding sections of this Article, as applicable. In no event shall the demand for mediation be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

         (ii) Arbitration. Demand for arbitration shall be filed in writing with the other party to this Agreement and with the American Arbitration Association office located in Dallas, Texas, which shall be the site for any such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen or as specified in accordance with the proceeding sections of this Article, as applicable. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of repose or limitations.

         (iii) Joinder and Finality. No other arbitration arising out of or relating to this Agreement shall include, by consolidation, joinder or in any other manner, an additional person or entity not a party to this Agreement, except by written consent containing a specific reference to this Agreement signed by the other party hereto and any other person or entities sought to be joined. Consent to arbitration involving an additional person or entity shall not constitute consent to arbitration of any claim, dispute or other matter in question not described in the written consent or with a person or entity not named or described therein. The foregoing agreement to arbitrate and other agreements to arbitrate with an additional person or entity duly consented to by the parties to this Agreement shall be specifically enforceable in accordance with applicable law in any court having jurisdiction thereof. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

(f)      Payments Of Indemnified Amounts.

         Payments of all amounts owing by an Indemnifying Party pursuant to this
         Article VIII relating to a Third Party Claim shall be made within 30 days after the latest of (i) the settlement of that Third Party Claim;
         (ii) the expiration of the period for appeal of a final adjudication of that Third Party Claim; or, (iii) the award by an arbitrator in accordance with this Section. Payments of all amounts owing by an Indemnifying Party pursuant to Section 8.03(d) shall be made within 30 days after the later of (i) the expiration of the 30-day Indemnity Notice period; or, (ii) the award by an arbitrator in accordance with this Section.

(g)      Limitations on Indemnification.

Section 8.04      Limitations on Indemnification.

(a)      Limitations on the Shareholders' Indemnification Obligations.

         Notwithstanding the provisions of this Article VIII, the Shareholders shall not be required to indemnify or hold harmless Buyer on account of any Buyer Indemnified Loss under Section 8.01, unless the liability of the Shareholders in respect of that Buyer Indemnified Loss, when aggregated with the liability of the Shareholders in respect of all Buyer Indemnified Losses under Section 8.01 exceeds $25,000.00. In no event shall the aggregate joint and several liability of the Shareholders under Section 8.01 exceed $250,000.00.

(b)      Limitations on Buyer's Indemnification Obligations.

         Notwithstanding the provisions of Section 8.02, Buyer shall not be required to indemnify or hold harmless the Shareholders on account of any Shareholders' Indemnified Loss under Section 8.02, unless the liability of Buyer in respect of that Sellers' Indemnified Loss, when aggregated with the liability of the Shareholders in respect of all Buyer's Indemnified Losses under Section 8.02 exceeds $25,000.00. In no event shall the liability of Buyer Section 8.02, exceed $250,000.00.

                                  ARTICLE IX.
                        TERMINATION, AMENDMENT AND WAIVER

Section 9.01      Termination.

         This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, provided any one of the following occurs:

         (i)   By mutual written consent of the Shareholders and the Buyer; or

         (ii) By the Buyer or the Shareholders, if any court of competent jurisdiction, governmental authority shall have issued an order, decree, or ruling or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions hereunder and such order, decree, ruling or other action shall have become final and nonappealable; or

         (iii) This Agreement shall terminate (without any action or notice (in writing or otherwise) by any of the parties hereto) if any Bankruptcy Proceeding shall have been instituted or consented to by or against the Company.

Section 9.02      Effect of Termination.

In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void and have no effect and there shall be no liability on the part of any party hereto; provided, however, that nothing herein shall relieve any party from liability for any breach hereof.

Section 9.03      Amendment.

This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Section 9.04      Waiver.

At any time prior to the Closing Date, either party hereto may:

(a) extend the time for the performance of any of the obligations or other acts of the other party hereto;

(b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and

(c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party to be bound thereby. The failure of either party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

IN WITNESS WHEREOF, the Buyer and the Shareholders have each caused this Agreement to be executed as of the date first written above.



Buyer:

SAFEGUARD SECURITY HOLDINGS, INC.,
a Nevada corporation


By:_____________________________


Shareholders:


------------------------------------------------------------------------------
R. Michael Lagow

-------------------------------------------------------------------------------
Brenda Lagow

-------------------------------------------------------------------------------
Ralph Muse

-------------------------------------------------------------------------------
Shelly White

                                    EXHIBIT A

                                   DEFINITIONS





Adverse Effect means any circumstance, change, event, transaction, loss, failure, effect or other occurrence that is, or is reasonably likely to be, materially adverse to the business, operations, properties (including intangible properties), condition (financial or otherwise), asset, liabilities, results of operations or prospects of the Company taken as a whole.



Affiliate of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned Person.



Agreement shall mean this Stock Purchase Agreement.



Appraisal means, for any Mortgage Loan, a written statement of the market value of the real property securing it.



Appraisal Law means any Law that is applicable to appraisals of mortgaged-residential property in connection with the transactions involving that property.



Business Day means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, Central Standard Time.



Claim Notice has the meaning specified in Section 8.03.



Closing means the completion of the transactions specified herein.



Closing Date means the date specified in Section 3.03.



Closing Balance Sheet has the meaning specified in Article IV.

Code means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.



Control (including the terms controlled by and under common control with) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and/or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.



Customer shall mean and include the account debtor with respect to any of the Receivables and/or the prospective purchaser with respect to any contract right and/or any party who enters into or proposes to enter into any contract or other arrangement with the Company pursuant to which the Company is to deliver any property for sale or mortgage loans, usually in the Company's ordinary course of business.



Debt means, as to the Company or any other applicable person, at any date, without duplication (i) all obligations of such person for borrowed money, (ii) all obligations of such person evidenced by bonds, debentures or other similar instruments, (iii) all obligations of such person to pay the deferred purchase price of property or services, (iv) all obligations of such person as lessee under capitalized lease obligations, (v) all obligations of such person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) all non-contingent liabilities of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (vii) all Debt of others secured by a lien on any assets of such person, whether or not such debt is assumed by such person, and (viii) all Debt of others guaranteed by such person. Debt shall include, without limitation, all Indebtedness.



Debtor Laws shall mean all applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, receivership, insolvency, reorganization or similar laws or general equitable principles from time to time in effect affecting the rights of creditors generally.



Encumbrance means any security interest, pledge, mortgage, lien (including environmental liens), charge, adverse claim or restriction of any kind, including, without limitation, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership.



Environmental Laws means any federal, state or local statute, code, ordinance, rule, regulation, permit, consent, approval, license, judgment, order, writ, judicial decision, decree, agency interpretation, injunction or other authorization or requirement whenever promulgated, issued, or modified, relating to:



(i) emissions, discharges, spills, releases or threatened releases of pollutants, contaminants, Hazardous Substances, materials containing Hazardous Substances, or hazardous or toxic materials or wastes into ambient air, surface water, groundwater, watercourses, publicly or privately owned treatment works, drains, sewer systems, wetlands, septic systems or onto land;

(ii) the use, treatment, storage, disposal, handling, manufacturing, transportation, or shipment of Hazardous Substances, materials containing Hazardous Substances or hazardous and/or toxic wastes, material, products or byproducts (or of equipment or apparatus containing Hazardous Substances) as defined in or regulated under the following statutes and their implementing regulations: the Hazardous Materials Transportation Act, 49 U.S C. 1801 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq., the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. (CERCLA), The Clean Water Act, 33 U.S.C. 1251 et seq., The Clean Air Act, 42 U.S.C. 7401 et seq., and/or the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., each as amended from time to time; or,(C)otherwise relating to pollution or the protection of human health or the environment.



ERISA means the Employee Retirement Income Security Act of 1974, as amended, together with the rules and regulations promulgated thereunder.



GAAP means U.S. generally accepted accounting principles in effect from time to time applied consistently throughout the periods involved.



Hazardous Substances means (a) hazardous materials, hazardous wastes and hazardous substances as defined or regulated under any Environmental Laws, (b) any mixtures, blends, compounds or liquids containing any hazardous substances in any proportions, petroleum and petroleum products including crude oil and any fractions thereof, (d) asbestos and/or any material which contains any hydrated mineral silicates, whether friable or non friable, (e) PCBs, or PCB containing materials or fluids, (f) any other hazardous radioactive, toxic or noxious substance, material, pollutant, or solid, liquid or gaseous waste, and (g) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring or remediation.



Indebtedness means with respect to any party to this Agreement, any amounts owed by such party to third persons for any and all obligations.

Indemnified Party has the meaning specified in Section 8.03(a).

Intellectual Property has the meaning specified in Section 5.12.



Inventory shall mean and include all inventory of the Company as defined under the Uniform Commercial Code of the State of Nevada, as amended, and shall include raw materials, work-in-progress, finished goods, and any combination thereof, and all goods, merchandise or other property held by the Company for sale or lease, and all related materials or supplies of every nature used, consumed or to be used in the Company's business, and all packaging and shipping materials, and all products and proceeds of any of the foregoing (including, without limitation, proceeds consisting of accounts receivable, chattel paper and insurance proceeds) whether now owned or hereafter acquired and wherever located.



IRS means the United States Internal Revenue Service.



Laws means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal.



Leased Real Property means the real property leased by the Company, together with, to the extent leased by the Company, all buildings and other structures, facilities or improvements presently or hereafter located thereon, all fixtures, systems, equipment and items of personal property of the Company attached or appurtenant thereto and all easements, licenses, rights and appurtenances relating to the foregoing.



Liabilities means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or determinable, including, without limitation, those arising under any law, rule, regulation, or order by a governmental authority and those arising under any contract, agreement, commitment or undertaking.



Lien means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind and, any other arrangement for a creditor's claim to be satisfied from assets or proceeds prior to the claims of other creditors.



Litigation means any action by or before any Tribunal.

Multi employer Plan means a Multi employer plan as defined in Section 3(37) or 4001 (a) (3) of ERISA or Section 414(f) of the IRC to which any ERISA affiliate is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

Person means an individual, corporation, partnership, association, trust, joint venture, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).



Purchaser means Buyer.



Real Property means the Leased Real Property and the Owned Real Property.



Receivables shall mean and include all accounts, contract rights, instruments, documents, chattel paper and general intangibles, whether secured or unsecured, now existing or hereafter created, of the Company, and whether or not specifically sold or assigned to Lender.



Release shall mean releasing, placing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leeching, disposing or dumping, whether intentional or unintentional.



Schedule or Schedules means the Schedules dated as of the date hereof delivered to the Buyer by the Company and forming a part of this Agreement.



Securities Act means the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.



Buyer's Shares shall mean the authorized, issued and non-assessable shares of common stock of Buyer delivered to the Shareholders hereunder or pursuant to this Agreement.



Shares shall mean all of the issued and outstanding shares of stock of the Company.



State shall mean the State of Nevada.



Solvent means, for any Person, that (a) the fair-market value of its assets exceeds its liabilities, (b) it has sufficient cash flow to enable it to pay its debts as they mature, and (c) it does not have unreasonably small capital to conduct its businesses.

Tax or Taxes means all income, gross receipts, sales, use, transfer, employment, withholding, franchise, profits, property, excise or other similar taxes, estimated import duties, fees, stamp taxes and duties, value added taxes, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.



Third Party Claim has the meaning specified in Section 8.03(a).



Uniform Commercial Code means at any time the Uniform Commercial Code as in effect in the state where a Loan Document has been filed, but shall mean as to all Loan Documents in the interpretation of this Agreement, the Uniform Commercial Code as in effect in the State of Nevada.

                                 Schedule 3 (a)
                        to Securities Purchase Agreement




Subsidiaries of Safeguard Security Holdings, Inc.:
-------------------------------------------------
Superior Protection, Inc., a Nevada corporation

SYSTEMSgroup, Inc., a Texas corporation

                                 Schedule 3 (c)
                        to Securities Purchase Agreement

Warrants with registration rights:
----------------------------------
Warrants                    Total              $1.00       $2.00         $3.00        $0.40

LMR                            70,000           20,000        25,000      25,000

Oscar Mangini                  70,000           20,000        25,000      25,000

Ramsey Gillman                 70,000           20,000        25,000      25,000

RGSF                           70,000           20,000        25,000      25,000

SF SEP                         70,000           20,000        25,000      25,000

Systom                         70,000           20,000        25,000      25,000

Don Schaffer                   17,500            5,000         6,250       6,250

Royal & Fleschler              17,500            5,000         6,250       6,250

Fred Lawton                    17,500            5,000         6,250       6,250

Jacob Sheib                    17,500            5,000         6,250       6,250

Jim Sud                        17,500            5,000         6,250       6,250

Weed & Co.                     17,500            5,000         6,250       6,250
Pegasus Preferred Partners  2,275,000          487,500       609,375     609,375      568,750

Francious Bouville            350,000          100,000       125,000     125,000

Jim Blackman                  100,000           33,000        33,000

Focus Partners                 34,000                         34,000
Michael Lagow  *            1,100,000                      1,000,000     100,000
Ascendiant Securities LLC     215,384                                    215,384
                            4,599,384

* Home Run warrants associated with the acquisition of SYSTEMSgroup, Inc. whereby if SYSTEMgroup's calendar 2006 revenues reach at $16 million or more, Lagow earns 100% of the warrants. If 2006 revenues miss this target, the warrants are clawed back on a double declining basis (e.g. 90% of target revenues is 90% of 90% of the warrants = 81% of the total warrants)

                                 Schedule 3 (c)
                        to Securities Purchase Agreement
                                   (continued)


Additional Rights:
-----------------
Pegasus Funds Preferred Partners, LP, a private equity fund, has invested $3,475,000 in the Company since 2004 and has additional investment rights for another $525,000 on the same terms. W. Brown Glenn, Jr., Safeguard's CEO, is a managing director of Pegasus Funds, LLC.


Shares with Piggyback Registration Rights:
-----------------------------------------
Ascendiant Capital Group, LLC                        175,000

                                 Schedule 3 (f)
                        to Securities Purchase Agreement


The Company has not yet filed documents with the SEC pursuant to the reporting requirements of the 1934 Act. The Company's common stock is currently traded on OTC electronic quotation service made available by Pink Sheets, LLC. Once eligible, the Company plans to pursue trading of its stock on the OTC Bulletin Board or national securities exchange.

                                 Schedule 3 (g)
                        to Securities Purchase Agreement


The Company has not yet filed documents with the SEC pursuant to the reporting requirements of the 1934 Act. The Company's common stock is currently traded on OTC electronic quotation service made available by Pink Sheets, LLC. Once eligible, the Company plans to pursue trading of its stock on the OTC Bulletin Board or national securities exchange.

                                 Schedule 3 (i)
                        to Securities Purchase Agreement

Litigation:
-----------
To the best of the Company's knowledge, Safeguard Security Holdings, Inc., the parent Company, has not been involved in any litigation and there is none pending.

Based on the nature of its business, the Company's subsidiary, Superior Protection, Inc. (SPI) has on going EEO complaints as well as a Department of Labor case. These types of cases are somewhat commonplace in the government services sector and occur frequently. This is generally not the fault of SPI. When the Federal Protective Service, ("FPS") Homeland Security, deems it necessary, under their criteria, to remove a guard from a post of duty, that guard is immediately released. SPI does not have a choice, nor any say in their decision to release the guard. It is important to note that if a guard is released, they cannot serve in any other federal guard capacity (i.e. change of duty station). Since the guard cannot sue the government, they file for Worker's compensation and ultimately file suit against SPI. Most of these cases are settled and SPI does its best to resolve these matters. Now that the Company is expanding into the non-governmental sector, there will options for moving guards in government related positions to commercial posts.

         AAAICO v SPI Late payment on insurance policy of $31,617. Texas case. Filed May 3, 2005


         Haggar v, SPI Sexual harassment case, retaliation case; this is fourth EEO case employee has filed against SPI. He has not won any of them. We believe this is a very weak case Employee wants $100,000.

         Losa v SPI. Fired by FPS, not SPI, but employee filed against us. Employee is disabled with a webbed hand, and FPS was concerned he could not handcuff someone. Florida case. Employee wants $300,000

         UGOSA v SPI; NLRB case. Union wants back pay of $549,000. It appears we may owe them $89,000. Arbitration pending. (Note: We negotiated in good faith with union. FPS agreed to our negotiations. After union contract signed, FPS reneged and refused to pay). (Florida case)

SPI was the subject of a federal anti-terrorist investigation when one of its guards let his work visa expire (and he was carrying a handgun on federal property). Over the past 18 months there has been an ongoing investigation against Jack Heard, the former president of SPI, on non-terrorist activities, including tax evasion, issuance of gratuities to government employees, and hiring of bad guards. SPI nor Safeguard is a target of these activities but have been questioned along with persons they deal with about Jack Heard. Jack Heard has been the "target" of their investigation. To date there is no factual foundation Jack Heard has committed any federal, state or local crimes.

                                 Schedule 3 (l)
                        to Securities Purchase Agreement


Tax Status:
----------
          State of New Mexico. This is a tax bill recently received from New Mexico for "gross receipts taxes." In the amount of $454,000. The Company is working to compromise this tax since it was not a tax the Company is familiar with nor were advised of when the Company began to conduct business in New Mexico.

          Internal Revenue Service v. SPI. The Company is remaining current on all payroll and corporate taxes and, in addition, is paying $50,000 a month on our tax delinquencies which are about $5,500,000. The Company's agreement, which has been effect since February 2004, lasts until May 2006 when the balance will come due.

          A key provision of the Company's acquisition of Superior Protection, Inc. involved the establishment of the Jack Heard Payback Trust. The founding shareholder agreed to transfer 1.5 million shares of his stock in the Company to a Trust, administered by a third-party Trustee. The Trust was established to satisfy certain penalties and interest associated with SPI's existing IRS liability as well as certain advances to the Founder by SPI.

          The Trust will be liquidated upon the earlier of: a private placement of the shares at any price greater than $4 per share; or September 30, 2006. If the net $4.00 price is achieved, the Trust will first pay the IRS $1,000,000 on behalf of Jack Heard, and $1,800,000 to the Company for the repayment of Loans from the Company to Jack Heard. The remainder will be paid to the IRS to reduce the outstanding 941 taxes owed jointly and severally by the Company and Mr. Heard. Finally, the Company has agreed to use the cash from the repayment of the Shareholder loan to further reduce the IRS debt and any remaining cash will be used for the repayment of an outstanding loan with Washington Mutual.

                                 Schedule 3 (m)
                        to Securities Purchase Agreement


Certain Transactions:
--------------------

Pegasus Funds Preferred Partners, LP, a private equity fund, has invested $3,475,000 in the Company since 2004 and has additional investment rights for another $525,000 on the same terms. W. Brown Glenn, Jr., Safeguard's CEO, is a managing director of Pegasus Funds, LLC.

                                 Schedule 3 (q)
                        to Securities Purchase Agreement



Brokers:
-------
Ascendiant Securities, LLC, a registered broker-dealer, is serving as placement agent on the transaction contemplated herein.

                                 Schedule 3 (z)
                        to Securities Purchase Agreement

Certain Registration Rights:
---------------------------

Warrants with registration rights:
----------------------------------
Warrants                    Total              $1.00         $2.00             $3.00        $0.40

LMR                            70,000           20,000          25,000          25,000

Oscar Mangini                  70,000           20,000          25,000          25,000

Ramsey Gillman                 70,000           20,000          25,000          25,000

RGSF                           70,000           20,000          25,000          25,000

SF SEP                         70,000           20,000          25,000          25,000

Systom                         70,000           20,000          25,000          25,000

Don Schaffer                   17,500            5,000           6,250           6,250

Royal & Fleschler              17,500            5,000           6,250           6,250

Fred Lawton                    17,500            5,000           6,250           6,250

Jacob Sheib                    17,500            5,000           6,250           6,250

Jim Sud                        17,500            5,000           6,250           6,250

Weed & Co.                     17,500            5,000           6,250           6,250
Pegasus Preferred Partners  2,275,000          487,500         609,375         609,375      568,750

Francious Bouville            350,000          100,000         125,000         125,000

Jim Blackman                  100,000           33,000          33,000

Focus Partners                 34,000                           34,000
Michael Lagow  *            1,100,000                        1,000,000         100,000
Ascendiant Securities LLC     215,384                                          215,384
                            4,599,384

* Home Run warrants associated with the acquisition of SYSTEMSgroup, Inc. whereby if SYSTEMgroup's calendar 2006 revenues reach at $16 million or more, Lagow earns 100% of the warrants. If 2006 revenues miss this target, the warrants are clawed back on a double declining basis (e.g. 90% of target revenues is 90% of 90% of the warrants = 81% of the total warrants)

                                 Schedule 3 (z)
                        to Securities Purchase Agreement
                                   (continued)


Additional Rights:
-----------------

Pegasus Funds Preferred Partners, LP, a private equity fund, has invested $3,475,000 in the Company since 2004 and has additional investment rights for another $525,000 on the same terms. W. Brown Glenn, Jr., Safeguard's CEO, is a managing director of Pegasus Funds, LLC.


Shares with Piggyback Registration Rights:
-----------------------------------------

Ascendiant Capital Group, LLC                        175,000

                                 Schedule 4 (c)
                        to Securities Purchase Agreement

Use of Proceeds:
---------------

Of the net proceeds from the transaction, the Company plans to use up to $3 million for the acquisition of Reliable Security Guard Agency, Inc., with the balance to be applied to working capital requirements.

                                 Schedule 4 (d)
                        to Securities Purchase Agreement


Future Offerings:
----------------

Carve outs include:

         Non-qualified stock option plan

         Pegasus Funds Preferred Partners, LP, a private equity fund, has invested $3,475,000 in the Company since 2004 and has additional investment rights for another $525,000 on the same terms. W. Brown Glenn, Jr., Safeguard's CEO, is a managing director of Pegasus Funds, LLC.

         Letter of intent for the acquisition of Ferguson International, Inc. contemplates the issuance of up to 250,000 shares.